UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	February 1, 2010

    TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

    (402) 475-0521
(Registrant’s telephone number, including area code)

    Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

TierOne Corporation ("Company") is the holding company for TierOne Bank ("Bank").  On a quarterly basis, the Bank is required to file a Thrift Financial Report ("TFR") with the Office of Thrift Supervision ("OTS").  The OTS is the Bank's primary federal banking regulator.  The TFR requires the Bank to report various information, including financial statement and supplemental data, regarding the Bank's performance and financial condition for and as of the quarter covered by the TFR.

On February 1, 2010, the Bank filed its TFR for the quarter ended December 31, 2009.  The TFR reflected a loan loss provision and a loss provision for other real estate owned of approximately $39.9 million and $10.4 million, respectively, for the three months ended December 31, 2009.  The loss provisions for the fourth quarter reflect (i) the receipt of recent, updated appraisals which show continued deterioration of property values in selected markets; (ii) steps undertaken by management to dispose of the Bank’s problem assets; and (iii) management's response to continued deterioration in the Bank's loan portfolio resulting from ongoing economic challenges generally and, in particular, challenges in the real estate market.

Also reflected in the TFR was a $26.9 million anual tax benefit recorded during the three months ended December 31, 2009.  This tax benefit was primarily the result of passage of The Worker, Homeownership and Business Assistance Act of 2009, which was passed into law in the fall of 2009, which contains a provision permitting companies to carryback 2008 or 2009 losses for five years and to obtain a refund of taxes previously paid.

The Bank is subject to a supervisory agreement that it entered into with the OTS on January 15, 2009.  Among other things, the supervisory agreement requires the Bank to maintain enhanced minimum capital requirements in excess of those required of an institution deemed to be "well capitalized" by the OTS.  As a result of the net loss reported in the above-referenced TFR, the Bank's minimum core capital ratio, as of December 31, 2009, was approximately 3.28%, which is below the elevated ratio of 8.50% required by the supervisory agreement (the regulatory core capital ratio normally required to be deemed "well capitalized" is 5.00%).  The Bank's total risk-based capital ratio, as of December 31, 2009, was approximately 5.41%, which is below the 11.00% required by the supervisory agreement (the regulatory total risk-based capital ratio normally required to be deemed "well capitalized" is 10.00%).

Since September 30, 2009, the Bank has been below both the enhanced capital requirements set forth in the supervisory agreement as well as the ratios normally required to be deemed "adequately capitalized" by the OTS.  As a result of being undercapitalized at September 30, 2009, the Bank was required to submit a capital restoration plan and is subject to various additional restrictions imposed under the terms of the Prompt Corrective Action regulations.  Pursuant to these regulations, the Bank submitted its capital restoration plan to the OTS within the required timeframe. No assurance can be given that the OTS will approve the capital restoration plan, or, if approved, that the Bank can achieve the plan to its fullest implementation.  It is possible that the OTS may take additional actions as a result of the Bank’s capital status and the Company cannot currently predict what impact it may experience as a result of the actions that may be taken by the OTS.

As part of the Bank’s efforts to increase its regulatory capital, as previously disclosed the Company and the Bank entered into a definitive agreement, dated September 3, 2009 (“Agreement”), to transfer deposits and sell selected loans and other assets associated with 32 of the Bank’s branch offices to Great Western Bank, a South Dakota-based subsidiary of National Australia Bank. The increased capital expected to result from the consummation of the transactions contemplated by the Agreement (which Agreement is subject to, among other conditions, the receipt of regulatory approval), combined with a reduction in risk-based assets due to the sale, is not expected to result in the Bank increasing capital levels above those required to be in compliance with the supervisory agreement. The Bank continues to explore other capital options to restore compliance with the supervisory agreement. The closing of the transactions contemplated by the Agreement are subject to customary conditions precedent, including receipt of all required regulatory approvals, several of which conditions are beyond the Company’s ability to control.  The Company and the Bank have applied for the requisite regulatory approvals, but such approvals have not yet been obtained.  The Bank is currently seeking to consummate the transactions contemplated by the Agreement in the first quarter of 2010 but there are no assurances that such schedule will be achieved.  The Agreement contains a termination date of March 3, 2010, which date generally is subject to an automatic 60-day extension if the only remaining condition precedent to consummation is receipt of all the necessary regulatory approvals.

As previously reported, the Company is in the process of preparing an amended Form 10-Q for the quarter ended June 30, 2009.  The amended Form 10-Q will include restated financial statements as of and for the three-month and six-month periods ended June 30, 2009.  The restated financial statements are required because the OTS directed the Bank to establish additional loan loss provisions for the 2009 second quarter subsequent to the filing of the Form 10-Q for such period.  The Company intends to file the amended Form 10-Q as soon as practicable after management has completed its reassessment of the Bank’s loan portfolio.  The Company is also assessing the effect of the restatement on its internal control over financial reporting and its disclosure controls and procedures, and is evaluating whether financial statements for other reporting periods require restatement.

The delay in the preparation of the amended second quarter Form 10-Q resulted in the delay in filing of the Company’s Form 10-Q for the quarter ended September 30, 2009, which filing was due on November 9, 2009 and has not yet been filed.  The Company is working diligently to file both the amended second quarter Form 10-Q and the third quarter Form 10-Q as promptly as possible.

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Statements contained in this report which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  Factors which could result in material variations include, but are not limited to, issues that may arise relative to loan loss provisions and charge-offs with respect to the Bank’s loan portfolio, including actions stemming from the review of such portfolio and provisions by regulators; actions taken by the regulators with respect to the Bank’s capital position; any issues that could impact management’s judgment as to the adequacy of loan loss reserves; any issues related to the restatement and preparation of the Company’s financial statements for prior periods; changes in asset quality and general economic conditions; events related to the supervisory agreement, including compliance therewith, or actions by regulators related thereto or as a result thereof; inability of the Bank and the Company to comply with other provisions of the supervisory agreement; the effects of complying with, or the failure to comply with, the restrictions imposed on the Bank under the Prompt Corrective Action regulations; inability to achieve expected results pursuant to the Company’s plan to address asset quality, restore long-term profitability and increase capital; further deterioration in the Bank’s loan portfolio; and issues associated with the closing of the transactions contemplated by the branch purchase agreement with Great Western Bank, including, without limitation, the possibility that regulatory approval will not be obtained on a timely basis or at all.  In addition, the Company set forth certain risks in its reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and current and periodic reports filed with the Securities and Exchange Commission thereafter, which could cause actual results to differ from those projected.  These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION

Date: February 5, 2010	By:	/s/ Michael J. Falbo
Michael J. Falbo
Chairman of the Board and Chief Executive Officer

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